Exhibit 99.1

Xethanol Announces Key Management Changes and Additions As Result of Significant Expansion Plans

Louis B. Bernstein Appointed Acting CEO

NEW YORK--Aug. 22, 2006--Xethanol Corporation (AMEX:XNL), a biotechnology driven ethanol producer, today announced certain management changes as well as plans to further enhance senior management. The company recently announced its acquisition of several new sites and its intentions to construct state-of-the-art flexible fuel ethanol plants. Praj Technology, a world leader in ethanol plant design and technology has been retained to employ its expertise in designing and setting up these facilities. These plans include a 35 million gallon per year expansion of the company’s existing production facility in Blairstown, Iowa; a 50 million gallon per year plant at property acquired in Augusta, Georgia; and a 35 million gallon per year plant in Spring Hope, North Carolina. The company also has announced its intention to further expand in these regions as well as in the Northeast.

To better promote and execute upon these growth opportunities, the company today announced the replacement of Christopher d’Arnaud-Taylor by Louis B. Bernstein, a member of the Board of Directors, who will serve as interim Chief Executive Officer. He will manage day-to-day operations, overseeing senior management and ensuring the company continues to meet its stated milestones. He will be responsible for the company’s joint ventures to develop new production facilities. He also will be involved in the oversight of the continuing research efforts of the company to commercialize its technology portfolio in collaboration with its research partners, which include the United States Department of Energy National Renewable Energy Laboratory, The United States Department of Agriculture Forest Products Laboratory, and Virginia Polytechnic Institute.

Mr. Bernstein has been a member of the Board since June 2005. He recently retired from Pfizer Inc., where for more than 30 years he served as in-house counsel, most recently as an Assistant General Counsel in the Litigation Practice Group. He received his undergraduate degree from Amherst College in 1972 and his law degree from the University of Virginia School of Law in 1975.

The company further announced that it has been in discussions for several months with Spencer Stuart, a global executive search firm with 50 offices in 25 countries, to conduct a search for the position of Chief Executive Officer. A formal search has been commenced. The Company is also conducting a search for a chief operating officer.

Mr. Bernstein commented: “It is an honor to be asked to take this position. Having served on the board for over a year, I believe that the company’s business model is sound, innovative and executable. The company continues to develop properly scaled facilities which both have access to readily available feedstocks and are near product demand. Moreover, the company has been able to acquire dormant industrial facilities which not only have infrastructure in place, but also have broad local political support for revitalizing communities, enabling Xethanol to bring production capacity on line faster and for far less money than starting facilities from scratch. The company continues to advance the development of its technology base in cooperation with some of the leading research facilities in the country. There is a strong management team in place which we intend to make even stronger.”

About Xethanol Corporation

Xethanol Corporation’s goal is to be the leader in the emerging biomass-to-ethanol industry. Xethanol’s mission is to optimize the use of biomass in the renewable energy field and convert biomass that is currently being abandoned or land filled into ethanol and other valuable co-products, especially xylitol. Xethanol’s strategy is to deploy proprietary biotechnologies that will extract and ferment the sugars trapped in these biomass waste concentrations. Xethanol’s strategic value proposition is to produce ethanol and valuable co-products cost effectively with ethanol plants located closer to biomass sources. For more information about Xethanol, please visit its website at http://www.xethanol.com. To receive information on Xethanol in the future, please click on the following link: http://www.xethanol.com/alerts.htm?b=1387&l=1.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe Xethanol’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of Xethanol, as appropriate, which could cause actual results to differ materially from those currently anticipated. Although Xethanol believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, it cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and Xethanol does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.